FOR IMMEDIATE RELEASE

CatchMark Reports First Quarter 2018 Results and Declares Dividend

ATLANTA — May 3, 2018 — In line with expectations, CatchMark Timber Trust, Inc. (NYSE: CTT) reported higher revenue, an increase in GAAP net loss, and an increase in Adjusted EBITDA for the quarter ended March 31, 2018 compared to the three-month period ended March 31, 2017. Results were driven by a year-over-year increase in harvest volume, higher pulpwood pricing and the strong financial performance of the Dawsonville Bluffs joint venture.

CatchMark today also declared a cash dividend of $0.135 per share for its common stockholders of record on May 31, 2018, payable on June 15, 2018.

Jerry Barag, CatchMark's President and CEO said, "We had another solid operating quarter benefiting from increased harvest volume fueled by last year’s acquisitions and robust returns on our investment in the Dawsonville Bluffs joint venture. We adjusted our harvest mix to take advantage of increased pulpwood pricing and we continued to increase our delivered sales. Overall, we remain very much on track to meet our 2018 operating plan and maintain a healthy dividend.”

Results Overview

First quarter 2018 operating results included:

•	Generated revenues of $24.1 million, compared to $23.1 million in first quarter 2017, a 4% increase.

•
Incurred a net loss of $3.4 million in accordance with GAAP, compared to $2.0 million in the first quarter 2017, an increase primarily resulting from a non-recurring, non-cash write-off of deferred financing costs.

•	Realized Adjusted EBITDA of $14.9 million, compared to $10.6 million in the first quarter 2017, a 40% increase.

•	Increased timber sales volume by 12% to 574,785 tons, primarily from properties acquired in 2017.

•	Recognized $1.8 million in income from the unconsolidated Dawsonville Bluffs joint venture.

•	Completed timberland sales of approximately 2,200 acres for $4.3 million.

•	Paid a dividend of $0.135 per share to stockholders of record on March 16, 2018.

CatchMark continued to strengthen its balance sheet and maximize available capital to execute its growth strategy. In March 2018, the company completed a successful public capital raise of $72.5 million to pursue acquisitions and investments from its robust investment pipeline. In addition, CatchMark mitigated exposure to rising interest rates by converting $50 million of outstanding debt from floating to fixed rate through executing two interest rate swap transactions in February 2018. As of March 31, 2018, $300.0 million remained available under the company’s multi-draw term and revolving credit facilities for direct acquisitions of timberland properties, joint venture investments and working capital needs.

Barag said: "We continue to defer some harvests to future periods when we expect to capture better pricing. Pent-up demand for housing continues to build from sustained below-average new U.S. home construction. But recent activity suggests the start of a turnaround and at some point the demand surge will encourage greater homebuilding activity especially given current positive economic drivers. Our timberland sales completed and under contract remain on target to meet plan for the year and we are very encouraged by opportunities presenting themselves in the acquisition market given our very active current pipeline.”

Results for Three Months Ended March 31, 2018

CatchMark’s revenues increased to $24.1 million for the three months ended March 31, 2018 from $23.1 million for the three months ended March 31, 2017 primarily due to an increase in timber sales revenue of $2.2 million. Gross timber sales revenue increased 13% primarily as a result of a 12% increase in harvest volume as well as an increase in delivered sales as a percentage of total volume. Timberland sales revenue decreased to $4.3 million for the three months ended March 31, 2018 from $5.5 million for the three months ended March 31, 2017 as a result of fewer acres sold during the quarter. Income from unconsolidated joint venture was $1.8 million reflecting CatchMark’s execution of its investment strategy in Dawsonville Bluffs. Net loss increased to $3.4 million for the three months ended March 31, 2018 from $2.0 million for the three months ended March 31, 2017 primarily due to an increase in interest expense caused by a one-time, non-cash write-off of deferred financing costs.

	Three Months Ended March 31, 2017	Changes attributable to:		Three Months Ended March 31, 2018
(in thousands)		Price/Mix	Volume
Timber sales (1)
Pulpwood	$8,273	$90	$2,013	$10,376
Sawtimber (2)	8,219	28	30	8,277
	$16,492	$118	$2,043	$18,653

(1)	Timber sales are presented on a gross basis.

(2)	Includes chip-n-saw and sawtimber.

Adjusted EBITDA

The discussion below is intended to enhance the reader's understanding of our operating performance and our ability to satisfy lender requirements. Earnings before Interest, Taxes, Depletion, and Amortization (“EBITDA”) is a non-GAAP measure of operating performance. EBITDA is defined by the SEC; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as “Adjusted EBITDA.” As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income, cash from operations, or other financial statement data present in our consolidated financial statements as indicators of our operating performance. Due to the significant amount of timber assets subject to depletion and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial condition and performance. By providing this non-GAAP financial measure, together with the reconciliation below, we believe we are enhancing investors’ understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are:

•	Adjusted EBITDA does not reflect our capital expenditures, or our future requirements for capital expenditures;

•	Adjusted EBITDA does not reflect changes in, or our interest expense or the cash requirements necessary to service interest or principal payments on, our debt; and

•	Although depletion is a non-cash charge, we will incur expenses to replace the timber being depleted in the future, and Adjusted EBITDA does not reflect all cash requirements for such expenses.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We further believe that our presentation of this non-GAAP financial measurement provides information that is useful to analysts and investors because they are important indicators of the strength of our operations and the performance of our business. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments.

For the three months ended March 31, 2018, Adjusted EBITDA was $14.9 million, a $4.3 million increase from the three months ended March 31, 2017, primarily due to contributions from the Dawsonville Bluffs Joint Venture and an increase in net timber sales.

Our reconciliation of net loss to Adjusted EBITDA for the quarters ended March 30, 2018 and 2017 follows:

	Three Months Ended March 31,
(in thousands)	2018	2017
Net loss	$(3,385)	$(1,978)
Add:
Depletion	7,062	6,057
Basis of timberland sold, lease terminations and other (1)	2,856	3,517
Amortization (2)	1,725	304
Depletion, amortization, and basis of timberland and mitigation credits sold included in income from unconsolidated joint venture (3)	3,256	—
Stock-based compensation expense	765	420
Interest expense (2)	2,581	2,294
Other (4)	35	3
Adjusted EBITDA	$14,895	$10,617

(1)	Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.

(2)
For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.

(3)	Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated joint venture.

(4)
Includes certain cash expenses that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions transactions, joint ventures or new business initiatives.

Conference Call/Webcast

The company will host a conference call and live webcast at 10 a.m. ET on Friday, May 4, 2018 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast will be available at www.catchmark.com. A replay of this webcast will be archived on the company's website shortly after the call.

About CatchMark

CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 514,100 acres* of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.
*As of March 31, 2018.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will,"

"expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include references to being on track to meet our operating plan and timberland sales target, execution of our growth strategy and maintenance of a healthy dividend; possible future direct acquisitions of timberland properties and joint venture investments; deferral of some harvests to future periods when we expect to capture better pricing; and the start of a home-building turnaround and greater homebuilding activity. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by our forward-looking statements including, but not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xi) the factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.
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Contacts
Investors:                        Media:
Brian Davis                        Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                    (203) 268-0158
info@catchmark.com                    marybeth@millerryanllc.com

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	(Unaudited) Three Months Ended March 31,
	2018	2017
Revenues:
Timber sales	$18,653	$16,492
Timberland sales	4,252	5,450
Other revenues	1,199	1,183
	24,104	23,125
Expenses:
Contract logging and hauling costs	8,582	7,421
Depletion	7,062	6,038
Cost of timberland sales	3,147	3,863
Forestry management expenses	1,830	1,413
General and administrative expenses	2,945	2,478
Land rent expense	161	150
Other operating expenses	1,396	1,195
	25,123	22,558
Operating loss	(1,019)	567

Other income (expense):
Interest income	64	11
Interest expense	(4,251)	(2,556)
	(4,187)	(2,545)

Net loss before unconsolidated joint venture	(5,206)	(1,978)
Income from unconsolidated joint venture	1,821	—
Net loss	$(3,385)	$(1,978)

Weighted-average shares outstanding - basic and diluted	44,380	38,769

Net loss per-share - basic and diluted	$(0.08)	$(0.05)

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	(Unaudited) March 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$8,087	$7,805
Accounts receivable	2,576	4,575
Prepaid expenses and other assets	10,342	5,436
Deferred financing costs	389	403
Timber assets:
Timber and timberlands, net	701,836	710,246
Intangible lease assets, less accumulated amortization of $942 and $941 as of March 31, 2018 and December 2017, respectively	15	16
Investment in unconsolidated joint venture	11,311	11,677
Total assets	$734,556	$740,158

Liabilities:
Accounts payable and accrued expenses	$5,887	$4,721
Other liabilities	1,919	2,969
Notes payable and lines of credit, less net deferred financing costs	262,765	330,088
Total liabilities	270,571	337,778

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 49,129 and 43,425 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	491	434
Additional paid-in capital	730,039	661,222
Accumulated deficit and distributions	(270,852)	(261,652)
Accumulated other comprehensive income	4,307	2,376
Total stockholders’ equity	463,985	402,380
Total liabilities and stockholders’ equity	$734,556	$740,158

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	(Unaudited) Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(3,385)	$(1,978)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	7,062	6,038
Basis of timberland sold, lease terminations and other	2,856	3,536
Stock-based compensation expense	765	420
Noncash interest expense	1,671	262
Other amortization	54	42
Income from unconsolidated joint venture	(1,821)	—
Operating distribution from unconsolidated joint venture	2,188	—
Changes in assets and liabilities:
Accounts receivable	1,330	1,483
Prepaid expenses and other assets	76	(398)
Accounts payable and accrued expenses	1,284	(193)
Other liabilities	(1,133)	(906)
Net cash provided by operating activities	10,947	8,306

Cash Flows from Investing Activities:
Timberland acquisitions, earnest money paid and other	(2,319)	(979)
Capital expenditures (excluding timberland acquisitions)	(1,545)	(2,195)
Net cash used in investing activities	(3,864)	(3,174)

Cash Flows from Financing Activities:
Repayments of note payable	(69,000)	—
Financing costs paid	(95)	(30)
Issuance of common stock	72,450	—
Other offering costs paid	(3,490)
Dividends paid to common stockholders	(5,815)	(5,183)
Repurchase of common shares under the share repurchase program	—	(1,036)
Repurchase of common shares for minimum tax withholdings	(851)	(252)
Net cash used in financing activities	(6,801)	(6,501)
Net increase (decrease) in cash and cash equivalents	282	(1,369)
Cash and cash equivalents, beginning of period	7,805	9,108
Cash and cash equivalents, end of period	$8,087	$7,739

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2018	2017
	Q1	Q1
Timber Sales Volume ('000 tons)
Pulpwood	354	291
Sawtimber	221	220
Total	575	511

Delivered % as of total volume	83%	81%
Stumpage % as of total volume	17%	19%

Net timber sales price ($ per ton)
Pulpwood	$14	$13
Sawtimber	$23	$24

Timberland Sales
Gross Sales ('000)	$4,252	$5,450
Acres Sold	2,200	2,800
Price per acre	$1,955	$1,930

Timberland Acquisitions, Exclusive of Transaction Costs
Gross Acquisitions ('000)	$—	$—
Acres Acquired	—	—
Price per acre ($/acre)	$—	$—

Period End Acres ('000)
Fee	477	465
Lease	31	32
Wholly-owned total	508	497
Joint-venture interest(1)	6	—
Total	514	497

(1) Includes property owned by Dawsonville Bluffs, LLC, a joint venture in which CatchMark Timber Trust owns a 50% member interest and serves as the sole manager.